                                                                     EXHIBIT 3.1

                         [STATE OF CALIFORNIA LETTERHEAD
                        OFFICE OF THE SECRETARY OF STATE]

                              CORPORATION DIVISION

     I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

                                         MAY 20 1988
                                         -----------

                                                               /s/ March Fong Eu
                                                              Secretary of State

                          [GREAT SEAL OF THE STATE OF CALIFORNIA]
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                                                          1436839
                                                       ENDORSED FILED
                                         in the office of the Secretary of State
                                                of the State of California
                                                     May 18 1988
                                               March Fong EU, Secretary of State

                          ARTICLES OF INCORPORATION
                                       OF
                           VINEYARD NATIONAL BANCORP.

                                        I

     The name of this Corporation is VINEYARD NATIONAL BANCORP.

                                       II

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The name and address in the State of California of this Corporation's initial agent for service of process is: David A. Buxbaum, 414 Yale Avenue, Claremont, CA 91711.

                                       IV

     This Corporation is authorized to issue only one class of shares of stock and the total number of shares which this Corporation is authorized to issue is Fifteen Million (15,000,000).

                                        V

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissable under California law.

Dated: May 13, 1988

                                                            /s/ DAVID A. BUXBAUM
                                                            --------------------
                                                            DAVID A. BUXBAUM
                                                            Incorporator

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                            /s/ DAVID A. BUXBAUM
                                                            --------------------
                                                            DAVID A. BUXBAUM
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                               STATE OF CALIFORNIA
                    [GREAT SEAL OF THE STATE OF CALIFORNIA]


                               [SEAL OF CALIFORNIA OFFICE OF SECRETARY OF STATE]

                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

                                         DEC 27 2002
                                         -----------

                                                                  /s/ Bill Jones
                                                              Secretary of State



                    [GREAT SEAL OF THE STATE OF CALIFORNIA]
                                             in the office of Secretary of State
                                                 of the State of California
                                                       DEC 18 2002
                                                BILL JONES, Secretary of State


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            VINEYARD NATIONAL BANCORP


The undersigned certify that:

     1. Norman A. Morales is the President and Chief Executive Officer of Vineyard National Bancorp, a California corporation (the "Corporation") and Richard S. Hagan is the Secretary of Vineyard National Bancorp, a California corporation.

     2. Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

                                      IV

     The total number of shares of capital stock which the Corporation has authority to issue is 25,000,000, of which Fifteen Million (15,000,000) shall be common stock, no par value per share (hereinafter the "Common Stock"), and Ten Million (10,000,000) shall be serial preferred stock, no par value per share (hereinafter the "Preferred Stock").

     Except as provided in any resolution or resolutions establishing a class or series of Preferred Stock pursuant to this Article IV, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share held by such holder.

     The Preferred Stock authorized by these Articles of Incorporation shall be issued in series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series"

     3. The foregoing amendment to the Articles of Incorporation of the Corporation has been approved by the Board of Directors.

     4. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the required vote of shareholders of this Corporation in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of this corporation is 2,714,126. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
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     5. This amendment shall become effective on the date the Certificate of
Amendment is filed with the Secretary of State.


We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated 12/18/02

                                            /s/ Norman A. Morales
                                            ------------------------------------
                                            Norman A. Morales, President and
                                            Chief Executive Officer


                                            /s/ Richard S. Hagan
                                            ------------------------------------
                                            Richard S. Hagan, Secretary



                                                        OFFICE OF THE
                                                            SEAL
                                                     SECRETARY OF STATE


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